Exhibit 10.17

THIS CONVERTIBLE PROMISSORY NOTE AND THE STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS: (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT OR (2) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL TO THE HOLDER OF THESE SECURITIES, STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT.

ACRO, INC.
CONVERTIBLE PROMISSORY NOTE

US$26,500
April 14, 2011

FOR VALUE RECEIVED, ACRO, INC (the “Company”), a Nevada corporation duly organized under law, hereby absolutely and unconditionally promises to pay to Noam Yellin (the “Holder”) US$26,500 (the “Principal Amount”) on June 30, 2011 (the “Maturity Date”), unless this Convertible Promissory Note (this “Note”) is earlier converted or prepaid pursuant to the terms hereof.

1.           Payment of Principal.  Subject to the terms and conditions of this Note, the Company may pay this Note at any time prior to the Maturity Date upon providing the Holder with 7 days written notice of its intent to pay this Note. The Company shall pay or cause to be paid all sums becoming due hereon as Principal Amount in immediately available funds at the Holder’s below address or to such other address as Holder may designate for such purpose from time to time by written notice to the Company, without any requirement for the presentation of this Note or making any notation thereon.

2.           Conversion.

(a)           Optional Conversion. If this Note is not earlier converted or prepaid pursuant to the terms hereof prior to the Maturity Date, immediately prior to the Maturity Date, the Company may convert the Note into such number of Common Stock of the Company representing 10% of the Company’s issued and outstanding stock capital on a Fully Diluted Basis at such date.

“Fully Diluted Basis” means assuming the exercise or conversion into shares of all options, warrants, convertible debentures, convertible securities or any other securities or contractual rights or power to purchase the Company’s securities.

(b)           Fractional Shares. No fractional shares of the Company will be issued pursuant to this Note; any fractional amount resulting from conversion as described above shall be rounded up if one-half share or more, or down if less than one-half share.

(c)           Mechanics of Conversion; Certificates for Conversion Shares.  Upon any conversion pursuant to this Section 2, the Company shall issue within fourteen (14) days the Common Stock to the Holder, provided that the Holder shall be deemed to be the holder of such Common Stock, from the date of notice of conversion. Any such security issued by the Company under this Section 2 shall be fully paid and non assessable.

(d)           Prepayment. The Company may at any time, without penalty or liability, repay the full or part of the unpaid and outstanding Principal Amount immediately prior to the Maturity Date.

(e)           Termination upon Conversion or Repayment. Upon any conversion pursuant to this Section 2, or its complete repayment, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company and the Company shall, in any event, be forever released, with no further action to be taken, from its obligations and liabilities to pay such portion of the outstanding Principal Amount under this Note. This Note shall be deemed fully fulfilled and automatically expire upon the conversion or repayment, pursuant to Section 2 above, with no further obligations on the Company pursuant hereto. The Holder shall execute any documents reasonably requested by the Company in order to confirm such fulfillment.

3.           Taxes, Withholding Taxes.

Any taxes, levies, charges and other duties or other amounts, that are levied or due in connection with the issuance of any shares to the Holder, the repayment of the Principal Amount to the Holder, shall be borne by the Holder. In the event that pursuant to any law or regulation, tax is required to be withheld at source from any payment or repayment made to the Holder, the Company shall withhold said tax at the rate set forth in the certification issued by applicable tax authority at the rate determined by said law or regulation, unless the Holder has presented the Company with a valid tax withholding exemption certificate or certificate for reduced tax rate, issued by the applicable tax authority.

4.           No Shop.

The Company agrees that, for a period of 60 days from the date of this Note, it does not intend to proceed with the financing, solicit, encourage others to solicit, encourage or accept any offers for the purchase or acquisition of any share capital of the Company, of all or any substantial part of the assets of the Company, or proposals for any merger or consolidation involving the Company, and during such period, it shall not negotiate with or enter into any agreement or understanding with any other person/entity with respect to any such transaction.

5.           General.

(a)           Successors and Assigns.  This Note shall not be assigned, in whole or in part, without the written consent of the Company. This Note, and the obligations and rights of the Company hereunder, shall be binding on and inure to the benefit of the Company, the Holder of this Note, and their respective heirs, successors, and assigns. Without limiting the foregoing, any successor and assign of the Holder shall be subject to the terms of this Note, including the limitations on transfer and the representations contained in this Note.

(b)           Notices.  All notices, requests, consents, and demands shall be made in writing and shall be deemed effectively given when delivered personally, telecopied, e-mailed to the party to whom they are addressed or when deposited in the Israeli mail, by registered or certified mail, postage prepaid, addressed to the Company.  Any notice sent in accordance with this section shall be effective: (i) if mailed, seven (7) business days after mailing with registered mail, (ii) if sent by messenger, upon receipt, and (iii) if sent via telecopier or e-mail, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt.

(c)           Governing Law; Venue. This Note and all questions relating to its validity, interpretation and performance shall be governed by and construed in accordance with the General Corporation Law of the State of Nevada as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the laws of the State of Israel, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Israel (without application of its conflicts of law principles). Any dispute arising out of, in connection with, or with respect to, this Note shall be adjudicated in the competent courts of the State of Israel and nowhere else.

(d)           Entire Agreement. This Note embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and it supersedes all prior agreements, arrangements, understandings and undertakings, written or oral, relating to the subject matter hereof, if any. This Note may not be modified or amended except by a written agreement signed by the Company and the Holder.

(e)           Company’s Waivers. The Company hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note.

(f)           Failure. The failure by the Holder at any time to require performance of any provision hereof or to enforce any right with respect thereto shall in no manner affect its right at a later time to enforce the same and shall in no event be construed to be a waiver of such provision or rights, unless specifically made, in writing.

IN WITNESS WHEREOF, this Note has been executed and delivered, under seal, on the date and year first above written.

ACRO, INC.

By: /s/Gadi Aner
Name: Gadi Aner
Title: CEO

AGREED AND ACCEPTED:

HOLDER:

Print Name: Noam Yellin
Signature: /s/ Noam Yellin

Address: